UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2006
King Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	001-15875 (Commission File Number)	54-1684963 (I.R.S. Employer Identification No.)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
On June 27, 2006, King Pharmaceuticals, Inc. (the “Company”) entered into a Promotion Agreement with Depomed, Inc. (“Depomed”) related to Depomed’s Glumetza™ product (the “Promotion Agreement”). Glumetza is a once-daily extended-release formulation of metformin for the treatment of patients with Type II diabetes that Depomed developed utilizing its proprietary AcuForm™ drug delivery technology.
Pursuant to the Promotion Agreement, Depomed has granted the Company a co-exclusive right to promote Glumetza in the United States and its possessions, including Puerto Rico (the “Territory”). The Company is required to deliver a minimum number of annual detail calls to potential Glumetza prescribers and to maintain a sales force of a minimum size.
Promotional activities related to Glumetza will be directed by a joint commercialization committee composed of four Company representatives and four Depomed representatives.
Out-of-pocket marketing expenses will be shared by the Company and Depomed at an agreed-upon ratio. Depomed will be responsible for the manufacture and distribution of Glumetza. Each party will bear all of its own personnel costs.
The Company will receive a promotion fee equal to fifty percent of gross margin, which is defined in the Promotion Agreement as net sales of Glumetza, minus cost of goods sold and certain adjustments, including the one percent royalty due Biovail Laboratories International (“Biovail”) with respect to the 500mg Glumetza tablet.
Depomed is entitled to promote Glumetza to physicians to whom the Company does not make detail calls, or does not make detail calls with sufficient regularity. Incremental sales generated by physicians called on by Depomed, over a baseline established prior to promotion by Depomed, are excluded from net sales for purposes of calculating gross margin.
The 1000mg formulation of Glumetza to which Depomed has rights from Biovail will also be subject to the Promotion Agreement if that formulation is approved for sale in the Territory.
The Promotion Agreement provides for a six-month option in favor of the Company to negotiate with Depomed the terms of an exclusive license in the Territory to Depomed’s AcuForm drug delivery technology in combination with metformin hydrochloride and any other active pharmaceutical ingredient. The Promotion Agreement also provides for a right of first negotiation in favor of the Company in the event that Depomed desires to divest (such as by asset sale or product license) its rights in the Territory to Glumetza or any other metformin-containing product in combination with the AcuForm drug delivery technology.
The term of the Promotion Agreement is five years, with additional one-year renewal periods if agreed upon by the parties.
A copy of the press release issued in connection with the parties’ announcement of their entrance into the Promotion Agreement is being furnished pursuant to this Item 1.01 as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1	Press release issued jointly by King Pharmaceuticals, Inc. and Depomed, Inc. dated June 28, 2006.

The press release is being furnished pursuant to Item 1.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

King Pharmaceuticals, Inc.
By:	/s/ Joseph Squicciarino
Joseph Squicciarino
Chief Financial Officer

Date: June 30, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release issued jointly by King Pharmaceuticals, Inc. and Depomed, Inc. dated June 28, 2006.